Consent of Independent Auditors



The Board of Directors
Blue Cross and Blue Shield of Virginia:


We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus. Our report refers to changes in accounting for investment securities, income taxes and postemployment benefits.


                                        /s/ KPMG Peat Marwick LLP
                                        -----------------------------


Richmond, Virginia
November 6, 1996